Exhibit 8.1

List of Subsidiaries

Wholly Owned Subsidiaries:

•           ATA Testing Authority (Holdings) Limited, incorporated in the British Virgin Islands

•           ATA Testing Authority (Beijing) Limited, incorporated in the People’s Republic of China

•           ATA Learning (Beijing) Inc., incorporated in the People’s Republic of China

•           Xing Wei Institute (Hong Kong) Limited, incorporated in Hong Kong

Majority Owned Subsidiaries:

•           ATA Online (Beijing) Education Technology Co., Ltd., incorporated in the People’s Republic of China

•           Muhua Shangce Learning Data & Technology (Beijing) Limited (formerly known as “ATA Learning Data & Technology (Beijing) Limited”), incorporated in the People’s Republic of China

•           Beijing Qihuang Huizhi Technology Co., Limited, incorporated in the People’s Republic of China

Consolidated Variable Interest Entity:

•           ATA Intelligent Learning (Beijing) Technology Limited, incorporated in the People’s Republic of China